Exhibit 99.1

Finish Line Reports First Quarter Fiscal Year 2017 Results

INDIANAPOLIS, June 24, 2016 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for the thirteen weeks ended May 28, 2016.

For the thirteen weeks ended May 28, 2016:

●	Consolidated net sales were $453.5 million, an increase of 2.3% over the prior year period.

●	Finish Line comparable store sales increased 1.5%.

●	Diluted earnings per share were $0.23.

“We delivered first quarter results that were in-line with expectations despite the challenging retail environment,” said Sam Sato, Chief Executive Officer of Finish Line. “Importantly, we’ve made further progress toward optimizing our supply chain and improving execution throughout the enterprise. We remain focused on successfully executing the strategic initiatives for our Finish Line, Macy’s, and JackRabbit businesses while creating an operating model that drives profitable growth and generates shareholder value consistently over the long-term.”

Balance Sheet

As of May 28, 2016, consolidated merchandise inventories increased 9.0% to $352.3 million compared to $323.3 million as of May 30, 2015.

The company repurchased 1.0 million shares of its common stock in the first quarter, totaling $21.3 million. The company has 1.3 million shares remaining on its current Board authorized repurchase program.

As of May 28, 2016, the company had no interest-bearing debt and $85.4 million in cash and cash equivalents.

Outlook

For the fiscal year ending February 25, 2017, the company still expects Finish Line comparable store sales to increase in the 3% to 5% range and earnings per share to be between $1.50 and $1.56.

Q1 Fiscal 2017 Conference Call Today, June 24, 2016 at 8:30 a.m.

The company will host a conference call for investors today, June 24, 2016, at 8:30 a.m. Eastern. To participate in the live conference call, dial 866-923-8645 (U.S. and Canada) or 660-422-4970 (International), conference ID #31333880. The live conference call will also be accessible online at www.finishline.com. A replay of the conference call can be accessed approximately two hours following the completion of the call by dialing 855-859-2056, conference ID #31333880. This recording will be made available through Sunday, July 24, 2016. The replay will also be accessible online at www.finishline.com.

Disclosure Regarding Non-GAAP Measures

This report refers to certain financial measures that are identified as non-GAAP. The company believes that these non-GAAP measures including operating income, net income attributable to The Finish Line, Inc., and diluted earnings per share attributable to The Finish Line, Inc. shareholders, are helpful to investors because they allow for a more direct comparison of the company’s year-over-year performance and are useful in assessing the company’s progress in achieving its long-term financial objectives. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP measures to the comparable GAAP measures can be found in the company’s Form 8-K filed with the Securities and Exchange Commission with this release.

About The Finish Line, Inc.

The Finish Line, Inc. is a premium retailer of athletic shoes, apparel, and accessories. Headquartered in Indianapolis, Finish Line has approximately 980 Finish Line branded locations primarily in U.S. malls and shops inside Macy’s department stores and employs more than 14,000 sneakerologists who help customers every day connect with their sport, their life, and their style. Online shopping is available at www.finishline.com and www.macys.com. Mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine or Twitter.com/FinishLineNews and “like” Finish Line on Facebook at Facebook.com/FinishLine. Track loyalty points and find store and product information with the free Finish Line app downloadable for iOS and Android customers.

Finish Line also operates JackRabbit (previously referred to by the company as Running Specialty Group), which includes 71 specialty running stores in 17 states and the District of Columbia under the JackRabbit, The Running Company, Run On!, Blue Mile, Boulder Running Company, Roncker’s Running Spot, Running Fit, VA Runner, Capital RunWalk, Richmond  RoadRunner, Garry Gribble’s Running Sports, Run Colorado, Raleigh Running Outfitters, Striders, and Indiana Running Company banners. More information is available at www.jackrabbit.com or www.boulderrunningcompany.com. Follow the latest about the brand on Twitter at Twitter.com/JackRabbit or Instagram via @JackRabbitNYC.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth,” or words and phrases of similar meaning. Statements that describe objectives, plans, or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions, and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight, and product costs; product demand and market acceptance risks; deterioration of macro-economic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); cybersecurity risks, including breach of customer data; a major failure of technology and information systems; and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

	The Finish Line, Inc. Consolidated Statements of Income (Unaudited) (In thousands, except per share and store/shop data)
	Thirteen Weeks Ended
	May 28, 2016	May 30, 2015
Net sales	$453,515	$443,394
Cost of sales (including occupancy costs)	313,704	304,418
Gross profit	139,811	138,976
Selling, general, and administrative expenses	124,899	116,457
Impairment charges and store closing costs	35	168
Operating income	14,877	22,351
Interest income (expense), net	6	(2)
Income before income taxes	14,883	22,349
Income tax expense	5,257	8,615
Net income	9,626	13,734
Net loss attributable to redeemable noncontrolling interest	—	55
Net income attributable to The Finish Line, Inc.	$9,626	$13,789
Diluted earnings per share attributable to The Finish Line, Inc. shareholders	$0.23	$0.30
Diluted weighted average shares	41,890	45,719
Dividends declared per share	$0.10	$0.09

Finish Line store activity for the period:
Beginning of period	591	637
Opened	1	2
Closed	(6)	(15)
End of period	586	624
Square feet at end of period	3,251,223	3,413,420
Average square feet per store	5,548	5,470
Branded shops within department stores activity for the period:
Beginning of period	392	395
Opened	—	—
Closed	—	—
End of period	392	395
Square feet at end of period	476,533	422,783
Average square feet per shop	1,216	1,070
JackRabbit store activity for the period:
Beginning of period	72	71
Acquired	—	4
Opened	—	1
Closed	(1)	—
End of period	71	76
Square feet at end of period	257,933	275,842
Average square feet per store	3,633	3,630

	Thirteen Weeks Ended
	May 28, 2016	May 30, 2015
Net sales	100.0%	100.0%
Cost of sales (including occupancy costs)	69.2	68.7
Gross profit	30.8	31.3
Selling, general, and administrative expenses	27.5	26.3
Impairment charges and store closing costs	—	—
Operating income	3.3	5.0
Interest income (expense), net	—	—
Income before income taxes	3.3	5.0
Income tax expense	1.2	1.9
Net income	2.1	3.1
Net loss attributable to redeemable noncontrolling interest	—	—
Net income attributable to The Finish Line, Inc.	2.1%	3.1%

	Condensed Consolidated Balance Sheets
	May 28, 2016	May 30, 2015	February 27, 2016
	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$85,389	$82,193	$79,495
Merchandise inventories, net	352,309	323,319	376,506
Other current assets	36,091	34,428	65,352
Property and equipment, net	241,511	275,373	243,393
Goodwill	44,029	44,187	44,029
Other assets, net	8,525	9,830	8,773
Total assets	$767,854	$769,330	$817,548
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$187,854	$130,623	$221,187
Deferred credits from landlords	33,703	29,964	32,327
Other long-term liabilities	31,776	38,481	36,390
Redeemable noncontrolling interest, net	—	35	—
Shareholders’ equity	514,521	570,227	527,644
Total liabilities and shareholders’ equity	$767,854	$769,330	$817,548

Reconciliation of Operating Income, GAAP to Operating Income, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended
	May 28, 2016		May 30, 2015
Operating income, GAAP	$14,877	3.3%	$22,351	5.0%
Impairment charges and store closing costs	35	—	168	—
Operating income, Non-GAAP	$14,912	3.3%	$22,519	5.1%

Reconciliation of Net Income Attributable to The Finish Line, Inc., GAAP to
Net Income Attributable to The Finish Line, Inc., Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended
	May 28, 2016		May 30, 2015
Net income attributable to The Finish Line, Inc., GAAP	$9,626	2.1%	$13,789	3.1%
Impairment charges and store closing costs, net of income taxes	21	—	103	—
Net income attributable to The Finish Line, Inc., Non-GAAP	$9,647	2.1%	$13,892	3.1%

Reconciliation of Diluted Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, GAAP to
Diluted Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, Non-GAAP (Unaudited)

	Thirteen Weeks Ended
	May 28, 2016	May 30, 2015
Diluted earnings per share attributable to The Finish Line, Inc. shareholders, GAAP	$0.23	$0.30
Impairment charges and store closing costs, net of income taxes	—	—
Diluted earnings per share attributable to The Finish Line, Inc. shareholders, Non-GAAP	$0.23	$0.30
 Note: See Disclosure Regarding Non-GAAP Measures above.

Media Contact:	Investor Contact:
Dianna Boyce	Ed Wilhelm
Corporate Communications	Chief Financial Officer
317-613-6577	317-613-6914